Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128319) and in the Registration Statement on Form S-3 (No. 333-131462) of our report dated February 17, 2006 with respect to the consolidated financial statements and schedule of Eschelon Telecom, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/   Ernst & Young LLP

Minneapolis, Minnesota

November 8, 2006